Exhibit 99.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of New Commerce BanCorp (the "Company"), each certify that, to his or her knowledge on the date of this certification:


               1. The quarterly report of the Company for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on this date (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

               2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Date:    May 14, 2003              By:  /s/ Frank W. Wingate
                                      -----------------------------------
                                      Frank W. Wingate
                                      President and Chief Executive Officer

Date:    May 14, 2003              By:  /s/ R. Lamar Simpson
                                      -----------------------------------
                                      R. Lamar Simpson
                                      Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to New Commerce BanCorp and will be retained by New Commerce BanCorp and furnished to the Securities and Exchange Commission or its staff upon request.